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EXHIBIT 9(y)

                             THE BNY HAMILTON FUNDS
                                  AMENDMENT TO
                         RULE 18F-3 MULTIPLE CLASS PLAN

     WHEREAS, The BNY Hamilton Funds (the "Trust") desires to add additional classes of shares, in respect of the BNY Hamilton New York Tax-Free Money Market Fund series of the Trust, to the written plan of the Funds that was adopted on January 22, 1997, as amended on April 30, 1999, August 11, 1999 and February 9, 2000, under Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") (as so amended, the "Plan"); and

     WHEREAS, the Trustees of the Trust, including a majority of the Independent Trustees, as defined in Section 8 of the Plan, have determined that the following Amendment to the Plan is in the best interests of each class individually and the Trust as a whole;

     NOW, THEREFORE, the Trust hereby adopts this Amendment to the Plan, in accordance with Rule 18f-3 under the 1940 Act, on the following terms and conditions:

1.   Amendment to Preamble.
     ---------------------

     The second clause of the preamble is hereby deleted and replaced with the following:

     WHEREAS, shares of beneficial interest of the Trust are currently divided into a number of separate series (the "Funds"), including the BNY Hamilton Money Fund, the BNY Hamilton Treasury Money Fund and the BNY Hamilton New York Tax-Free Money Market Fund (collectively, the "Money Market Funds"); the BNY Hamilton Equity Income Fund, the BNY Hamilton Large Cap Growth Fund, the BNY Hamilton Small Cap Growth Fund and the BNY Hamilton International Equity Income Fund (collectively, the "Equity Funds"); the BNY Hamilton Intermediate Government Fund and the BNY Hamilton Intermediate Investment Grade Fund (collectively, the "Fixed Income Funds"); the BNY Hamilton Intermediate New York Tax-Exempt Fund and the BNY Hamilton Intermediate Tax-Exempt Fund (collectively, the "Tax-Exempt" Funds); the BNY Hamilton Large Cap Value Fund (the "Large Cap Value Fund"); the BNY Hamilton Large Cap Growth CRT Fund, the BNY Hamilton Small Cap Growth CRT Fund and the BNY Hamilton International Equity CRT Fund (collectively, the "CRT Funds"); and the BNY Hamilton S&P 500 Index Fund and the BNY Hamilton U.S. Bond Market Index Fund (collectively, the "Index Funds");

2.   Amendment to Section 1 of the Plan.
     ----------------------------------

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     Between the second sentence and the third sentence of Section 1 of the
Plan, the following sentence is hereby inserted:

           "The BNY Hamilton New York Tax-Free Money Market Fund issues its shares of beneficial interest in three classes: "Hamilton Shares", "Hamilton Premier Shares", and "Hamilton Classic Shares"."

3.   Amendment to Section 2 of the Plan.
     ----------------------------------

     The second sentence of Section 2(c)(ii) of the Plan, the reference to "Hamilton Classic Shares of BNY Hamilton Money Fund or BNY Hamilton Treasury Money Fund, as the case may be," is hereby deleted and replaced with the following:

          "Hamilton Classic Shares of BNY Hamilton Money Fund, BNY Hamilton Treasury Money Fund or BNY Hamilton New York Tax-Free Money Market Fund, as the case may be,"

4.   No Other Effect on Plan.
     -----------------------

     Except as expressly modified by this Amendment, the Plan shall remain in full force and effect.

5.   Effectiveness of Amendment.
     --------------------------

     This Amendment shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) the Independent Trustees.

6.   Material Modification.
     ---------------------

     The Plan as amended by this Amendment may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 8 of the Plan.

7.   Defined Terms.
     -------------

     Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Plan.

     IN WITNESS WHEREOF, the Trust, on behalf of the Funds, has adopted this Amendment to the Plan as of the 14th day of November 2001, to be effective November 14, 2001.

                                            THE BNY HAMILTON FUNDS

                                                /s/ Lisa M. Hurley


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                                            By: _______________________________